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               [LETTERHEAD OF RYDER SCOTT COMPANY APPEARS HERE]




                                                                    Exhibit 23.7



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


          We hereby consent to the reference in this Registration Statement on Form S-4 to our reserve report regarding the interests of Offshore Energy Development Corporation (the Company) dated April 22, 1997, relating to the estimated quantities of certain of the Company's proved reserves and the related estimates of future net revenue and present values for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
October 30, 1997